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                                                                   Exhibit 10.34

ASSOCIATES FIRST CAPITAL CORPORATION
INCENTIVE COMPENSATION PLAN
RESTRICTED STOCK AWARD AGREEMENT


You have been selected to become a Participant in the Associates First Capital Corporation Incentive Compensation Plan (the "Plan"), through this grant of restricted shares (the "Restricted Stock") of the Class A Common Stock (the "Shares") of Associates First Capital Corporation, a Delaware corporation (the "Company"), as specified below:

PARTICIPANT:    NAME

DATE OF GRANT:

NUMBER OF SHARES OF RESTRICTED STOCK GRANTED:    SHARES

DATE OF LAPSE OF RESTRICTIONS:


      THIS AGREEMENT, effective as of the Date of Grant set forth above, represents the grant of Restricted Stock to the Participant named above, pursuant to the provisions of the Plan.

      The Plan provides a description of certain terms and conditions governing the award of Restricted Stock. In the event of any inconsistency between the terms of this Agreement and the terms of the Plan, the Plan's terms shall completely supersede and replace the conflicting terms of this Agreement. All capitalized terms shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein. The parties hereto agree as follows:

1. GRANT OF RESTRICTED STOCK. The Participant is hereby granted the number of Shares of Restricted Stock set forth above, subject to restrictions until the Date of Lapse of Restrictions specified above, in the manner provided under and subject to the applicable terms and conditions of the Plan and this Agreement. Subject to Section 5 hereof, the Restricted Stock is awarded on the condition that the Participant remain in the employ of the Company or a Subsidiary from the Date of Grant through and including the Date of Lapse of Restrictions specified above. Notwithstanding the foregoing, neither such condition nor the award of the Restricted Stock shall impose upon the Company any obligation to retain the Participant in the Company's employ for any given period or upon any specific terms of employment.

2. CERTIFICATE LEGEND. Each certificate representing Shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:
      "The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the Incentive Compensation Plan of Associates First Capital Corporation, and any rules and administrative interpretations adopted pursuant to such Plan, and a Restricted Stock


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      Award Agreement dated July 3, 2000. A copy of the Plan, such rules, and such Restricted Stock Award Agreement may be obtained from the Secretary of Associates First Capital Corporation."

3. REMOVAL OF RESTRICTIONS. Except as otherwise provided in the Plan or this Agreement, Shares of Restricted Stock subject to this Agreement shall become freely transferable by the Participant, and all restrictions imposed hereunder shall lapse, on the Date of Lapse of Restrictions or such earlier date as provided pursuant to Section 5 hereof. Upon such lapse of restrictions, the Participant shall be entitled to receive certificates representing the Shares on which all such restrictions have lapsed and to have the legend required by
      Section 2 hereof removed from such certificates.

4. VOTING RIGHTS AND DIVIDENDS. Prior to the lapse of restrictions on the Shares of Restricted Stock subject to this Agreement, the Participant shall have the right to vote the Restricted Stock and to receive any dividends or distributions that may be paid with respect thereto. Any additional Shares to which the Participant may become entitled pursuant to any such dividend or distribution shall be subject to the same restrictions on transferability as the Shares of Restricted Stock with respect to which the additional Shares were paid.

5.    TERMINATION OF EMPLOYMENT.

      (a) BY DISABILITY OR DEATH: In the event of a Participant's termination of employment due to Disability or death ("Disability" as hereinafter defined), all restrictions imposed hereunder on the Restricted Stock shall lapse, and the Restricted Stock shall become freely transferable, in accordance with the provisions hereof, on the Date of Lapse of Restrictions specified above. The term "Disability" when used herein shall mean complete and total disability as determined under the Company's long-term disability plan as in effect at the time of such determination. In the event of the Participant's death prior to the Date of Lapse of Restrictions specified above, the beneficiary designated or deemed to be designated pursuant to
            Section 10 hereof or, if such beneficiary is an estate, the executor or administrator of the estate or the person or persons to whom the Restricted Stock has been validly transferred by the executor or the administrator pursuant to will or the laws of descent and distribution, shall have the right to the Restricted Stock, when all restrictions imposed hereunder on such Restricted Stock have lapsed, in accordance with the provisions hereof.

      (b) BY RETIREMENT: In the event of a Participant's termination of employment due to Retirement ("Retirement" as hereinafter defined), all restrictions imposed hereunder on the Restricted Stock shall lapse, and the Restricted Stock shall become freely transferable, in accordance with the provisions hereof, on the


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            earlier of the Date of Lapse of Restrictions specified above or the first anniversary of the date of the Participant's Retirement that occurs on or after the date on which the Participant attains age 62. For purposes of this Agreement, termination of a Participant's employment due to "Retirement" shall mean a termination of employment with the Company on or after such date as the Participant is eligible to commence pension payments under the Company's defined benefit pension plan (excluding any payment of benefits attributable to a prior employer's plan).

      (c) BY TERMINATION FOR CAUSE OR RESIGNATION: In the event of the resignation of employment by the Participant or termination of the Participant's employment by the Company for Cause (as hereinafter defined), all Shares of Restricted Stock on which all restrictions imposed hereunder have not lapsed as of the date of termination of employment shall be forfeited, and the Participant's right to any such Shares shall cease, effective as of the date of such resignation or termination. For purposes of this Agreement, a termination by the Company for "Cause" shall mean a termination resulting from (i) action by the Participant involving willful malfeasance, (ii) the Participant's unreasonable neglect or refusal to perform such Participant's duties for the Company, (iii) the Participant being convicted of a felony, (iv) the Participant engaging in any activity that is directly or indirectly in competition with the Company or any affiliate or in any activity that is inimical to the best interests of the Company or any affiliate, or (v) the Participant's violation of Company policy covering standards of corporate conduct. If the Company terminates the Participant's employment for Cause, all of the Company's obligations under this Agreement shall thereupon cease and terminate.

      (d)   BY TERMINATION OTHER THAN FOR CAUSE AND UNDER EMPLOYMENT AGREEMENT:
            In the event that the Participant's employment is terminated by the Company other than for Cause, including by Constructive Termination in connection with a Change in Control, all restrictions imposed hereunder on the Restricted Stock shall lapse as of the date of termination of employment if so, and to the extent, provided under the Participant's employment agreement with the Company, if any, as such agreement may be amended from time to time. For purposes of this Section 5(d), "Change in Control" and "Constructive Termination" shall have the same meanings as provided under the Participant's employment agreement with the Company, if any, as such agreement may be amended from time to time. Notwithstanding the foregoing, in the event that (i) the Participant's employment is terminated by the Company and (ii) no employment agreement between the Participant and the Company is in effect as of the date of such termination of employment, this Section 5(d) shall not apply, and all Shares of Restricted Stock subject to this Agreement on which all restrictions imposed hereunder have not lapsed as of the date of termination of employment shall be forfeited, and the Participant's right to any such Shares shall cease, effective as of the date of


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            termination of such Participant's employment with the Company.

6. WITHHOLDING. If the Company is required by law to withhold any federal, state, local or foreign taxes in connection with the lapse of restrictions on Restricted Stock pursuant to this Agreement, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of the certificates representing the Shares on which all restrictions imposed hereunder have lapsed that the Participant make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld. The Participant may elect to satisfy all or any part of any such withholding obligation by surrendering to the Company (either directly or through its designee) a portion of the Shares on which all restrictions imposed hereunder have lapsed pursuant to this Agreement. To the extent that a Participant elects to meet any withholding obligation by surrendering Shares, the Shares so surrendered shall be credited against any such withholding obligation at the fair market value per Share on the date of such surrender; provided, however, if the Participant is subject to Section 16 of the Exchange Act, such election shall be subject to approval by the Committee if such approval is then required by Rule 16b-3 of the General Rules and Regulations promulgated under the Exchange Act. All withholding elections shall be irrevocable.

7.    EFFECT OF COMPETITIVE ACTIVITY OR INIMICAL CONDUCT.

      (a) Anything contained herein to the contrary notwithstanding, the right of the Participant to Shares of Restricted Stock on which all restrictions imposed hereunder have not lapsed shall remain effective only if, during the entire period from the Date of Grant to the date on which all such restrictions lapse, the Participant shall have earned the Restricted Stock by refraining from engaging in any activity that is directly or indirectly in competition with any activity of the Company or any Subsidiary.

      (b) In the event of the Participant's nonfulfillment of the condition set forth in Section 7(a), the Participant's right to Shares of Restricted Stock on which all restrictions imposed hereunder have not lapsed shall cease; provided, however, that the nonfulfillment of such condition may at any time be waived by the Committee upon its determination, in its sole judgment, that there shall not have been and will not be any substantial adverse effect upon the Company or any Subsidiary by reason of the nonfulfillment of such condition.

      (c) The right of the Participant to Shares of Restricted Stock on which all restrictions imposed hereunder have not lapsed shall cease on and as of the date on which it has been determined by the Committee that the Participant at any time acted in a manner inimical to the best interests of the Company or any Subsidiary. Conduct that constitutes engaging in an activity that is directly or indirectly in competition



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            with any activity of the Company or any Subsidiary shall be governed by Sections 7(a) and 7(b) and shall not be subject to any determination under this Section 7(c).

8. RESTRICTIONS ON EXERCISE AND TRANSFER. The Restricted Stock subject to this Agreement may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, until all restrictions imposed hereunder on such Shares of Restricted Stock have lapsed in accordance with the terms of this Agreement.

9. RECAPITALIZATION. In the event of any change in capitalization of the Company (such as a stock split, stock dividend or combination of shares), corporate transaction (such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company), reorganization (whether or not such reorganization comes within the definition of such term in Code Section
      368) or partial or complete liquidation of the Company, an adjustment may be made in the number and class of Shares of Restricted Stock subject to this Agreement as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to reflect such change in capitalization, corporate transaction, reorganization or partial or complete liquidation.

10. BENEFICIARY DESIGNATION. The Participant may designate a beneficiary or beneficiaries (who may be named contingently or successively) who, in the event of the Participant's death, shall be entitled to the Shares of Restricted Stock subject to this Agreement. Any such beneficiary designation shall be made by the Participant in writing (on the appropriate form as provided by the Company) and shall automatically revoke all prior designations by the Participant. The Participant may, at any time and from time to time, change or revoke such designation. A beneficiary designation, or revocation of a prior beneficiary designation, shall be effective only if it is signed by the Participant and received by the Company prior to the Participant's death. If the Participant does not designate a beneficiary or all beneficiaries die prior to the Participant's death, the Participant's estate shall be deemed to be the beneficiary.

11. NO RIGHT OF EMPLOYMENT. Nothing in this Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment of the Participant at any time, with or without reason; nor shall anything in this Agreement be deemed to create or confer upon the Participant or any other individual any rights to employment of any kind or nature whatsoever for any period of time or at any particular rate of compensation, including, without limitation, any right to continue in the employ of the Company or any Subsidiary.

12. COMPLIANCE WITH LAW. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws or other applicable securities laws. The Committee may impose such restrictions, including restrictions on transferability, on any



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      Shares acquired pursuant to this Agreement as the Committee may deem advisable, including, without limitation, restrictions under United States federal securities laws or other applicable securities laws, under the requirements of any securities exchange or market upon which such Shares are then listed and/or traded and/or under any blue sky or state securities laws applicable to Shares.

13.   MISCELLANEOUS.

      (a) This Agreement and the rights of the Participant hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. It is expressly understood that the Committee is authorized to administer, construe and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Participant.

      (b) Pursuant to the terms of the Plan, the Board may at any time, and from time to time, in its sole discretion alter, amend, suspend or terminate the Plan in whole or in part for any reason or for no reason; provided, however, that no alteration, amendment, suspension or termination of the Plan shall adversely affect in any material way the Participant's vested rights under this Agreement without the written consent of the Participant. Notwithstanding the foregoing, the Committee may, without the Participant's consent, (i) modify this Agreement to recognize differences in local law, tax policy or custom if the Participant is a foreign national or employed outside the United States or
            (ii) make adjustments to this Agreement, including the cancellation of any or all Shares of Restricted Stock hereunder, in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company and/or changes in applicable laws, regulations or accounting principles whenever the Committee determines that such adjustments are appropriate; provided, however, that the Company shall pay appropriate compensation (as determined by the Committee) for the cancellation of any Shares under this provision.

      (c) The Participant agrees to take all steps necessary to comply with all applicable provisions of federal and state securities law and other applicable securities laws in exercising his or her rights under this Agreement.

      (d) This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

      (e) All obligations of the Company under the Plan and this Agreement shall be


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            binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

      (f) To the extent not preempted by United States federal law or other comparable law, this Agreement shall be construed in accordance with and governed by the laws of the State of Texas.

      (g) The grant of the Restricted Stock to the Participant is completely discretionary. Neither the Participant nor any other individual shall have any right to be selected to receive a grant under the Plan or, having been so selected, to be selected to receive a future grant; nor shall anything in this Agreement create or confer, or be deemed to create or confer, upon any Employee or other individual any such right.


      IN WITNESS WHEREOF, this Agreement is executed effective as of the Date of Grant.

                                       ASSOCIATES FIRST CAPITAL CORPORATION


                                       BY:
                                          --------------------------------------
                                          Michael E. McGill,
                                          Executive Vice President

The undersigned Participant hereby acknowledges receipt of this Agreement and accepts the Option subject to the applicable terms and conditions set forth herein and in the Plan.


Participant's Signature:                             Date:
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Note:  Please sign this Agreement, make a copy for your records, and return the signed original to:

Compensation Committee
c/o John W. Lee
Associates First Capital Corporation
P.O. Box 660237
Dallas, TX 75266-0237